Exhibit 99.1

From:    Brendan Conway (media)
414-221-4444
brendan.conway@wecenergygroup.com

    Beth Straka (investment community)
414-221-4639
beth.straka@wecenergygroup.com

Oct. 29, 2026

WEC Energy Group reports third-quarter results

MILWAUKEE – WEC Energy Group (NYSE: WEC) today reported net income of $389.3 million, or $1.18 per share, for the third quarter of 2026 – up from $271.3 million, or 83 cents per share, in last year's third quarter.

For the nine months ended Sept. 30, 2026, the company recorded net income of $1.49 billion, or $4.54 per share – up from $1.24 billion, or $3.85 per share, in the corresponding period a year ago.

Consolidated revenues totaled $7.8 billion, up $523.9 million from the nine months ended Sept. 30, 2025.

“Our strong results were driven by warmer-than-normal weather, execution of our capital plan and operating efficiency,” said Scott Lauber, chairman, president and CEO. “Our continued focus on the fundamentals of our business is creating value for our customers and stockholders. We remain on track to deliver solid financial and operational performance in 2026.”

Retail deliveries of electricity – excluding the iron ore mine in Michigan’s Upper Peninsula and Very Large Customers (VLCs) in Wisconsin – were up by 3.3 percent in the third quarter of 2026, compared to the third quarter last year.

Electricity consumption by small commercial and industrial customers was 3.5 percent higher. Electricity use by large commercial and industrial customers – excluding the iron ore mine and VLCs – increased by 1.0 percent.

Residential electricity use rose by 5.1 percent.

Exhibit 99.1
On a weather-normal basis, retail deliveries of electricity during the third quarter of this year – excluding the iron ore mine and VLCs – increased by 0.4 percent.

Largely due to favorable weather and capital investment supported by the VLCs, the company is raising and narrowing its earnings guidance for 2026 to a range of $5.60 to $5.64 per share. This assumes normal weather for the remainder of the year. The company had previously announced earnings guidance for 2026 in a range of $5.51 to $5.61 per share.

Earnings per share listed in this news release are on a fully diluted basis.

Conference call

A conference call is scheduled for 1 p.m. Central time, Thursday, Oct. 29. The call will review 2026 third-quarter earnings and the company’s outlook for the future.

All interested parties, including stockholders, news media and the general public, are invited to listen. Access the call at 833-461-5787 up to 15 minutes before it begins. The number for international callers is 585-542-9983. The conference ID is 840581506.

Conference call access also is available at wecenergygroup.com. Under 'Webcasts,' select 'Q3 Earnings.' In conjunction with this earnings announcement, WEC Energy Group will post on its website a package of detailed financial information on its third-quarter performance. The materials will be available at 6:30 a.m. Central time, Thursday, Oct. 29.

Replay

A replay will be available on the website and by phone. Access to the webcast replay will be available on the website about two hours after the call. Access to a phone replay also will be available approximately two hours after the call and remain accessible through Nov. 12, 2026. Domestic callers should dial 833-309-1852. International callers should dial 929-828-5978. The replay conference ID is 840581506.

WEC Energy Group (NYSE: WEC), based in Milwaukee, is one of the nation’s premier energy companies, serving 4.8 million customers in Wisconsin, Illinois, Michigan and Minnesota.

The company’s principal utilities are We Energies, Wisconsin Public Service, Peoples Gas, North Shore Gas, Michigan Gas Utilities, Minnesota Energy Resources and Upper Michigan Energy Resources. Another major subsidiary, We Power, designs, builds and owns electric generating plants. In addition, WEC Infrastructure LLC owns a fleet of renewable generation facilities in states ranging from South Dakota to Texas.

WEC Energy Group (wecenergygroup.com) is a Fortune 500 company and a component of the S&P 500. The company has approximately 31,000 stockholders of record, 7,000 employees and more than $53 billion of assets.

Forward-looking statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These

Exhibit 99.1
statements are based upon management’s current expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements. Readers are cautioned not to place undue reliance on these statements. Forward-looking statements include, among other things, statements concerning management’s expectations and projections regarding earnings, earnings growth rates, dividend payments and future results. In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “guidance,” “intends,” “may,” “objectives,” “plans,” “possible,” “potential,” “projects,” “should,” “targets,” “will” or similar terms or variations of these terms.

Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to: general economic conditions, including business and competitive conditions in the company’s service territories; timing, resolution and impact of rate cases and other regulatory decisions, including rider reconciliations; the company’s ability to continue to successfully integrate the operations of its subsidiaries; availability of the company’s generating facilities and/or distribution systems; unanticipated changes in fuel and purchased power costs; key personnel changes; unusual, varying or severe weather conditions; continued industry restructuring and consolidation; continued advances in, and adoption of, new technologies that produce power or reduce power consumption; energy and environmental conservation efforts; electrification initiatives, mandates and other efforts to reduce the use of natural gas; the company’s ability to successfully acquire and/or dispose of assets and projects and to execute on its capital plan, including projects related to serving data centers and other large-scale customers; terrorist, physical or cyber-security threats or attacks and data security breaches; construction risks; labor disruptions; equity and bond market fluctuations; changes in the company’s and its subsidiaries’ ability to access the capital markets; changes in tax legislation or our ability to use certain tax benefits and carryforwards; changes in and uncertainty around federal, state, and local legislation and regulation, including changes in rate-setting policies or procedures and environmental standards, in the enforcement of these laws and regulations and in the interpretation of regulations or permit conditions by regulatory agencies; supply chain disruptions; inflation; political or geopolitical developments impacting the global economy, supply chain and fuel prices generally, including as a result of changes to government trade policies, geopolitical tensions between the U.S. and other countries, such as the war with Iran, or other new, protracted or escalating regional or international conflicts; the impact from any health crises, including epidemics and pandemics; current and future litigation and regulatory investigations, proceedings or inquiries; the ability of the Company to successfully and/or timely adopt new technologies, including artificial intelligence; changes in accounting standards; the financial performance of the American Transmission Company as well as projects in which the company’s energy infrastructure business invests; the ability of the company to obtain additional generating capacity at competitive prices; goodwill and its possible impairment; and other factors described under the heading “Factors Affecting Results, Liquidity and Capital Resources” in Management’s Discussion and Analysis of Financial Condition and Results of Operations and under the headings “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” contained in the company’s Form 10-K for the year ended Dec. 31, 2025, and in subsequent reports filed with the Securities and Exchange Commission. Except as may be required by law, the company expressly disclaims any obligation to publicly update or revise any forward-looking information.

Tables follow

Exhibit 99.1
WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)	Three Months Ended		Nine Months Ended
	September 30		September 30
(in millions, except per share amounts)	2026	2025	2026	2025
Operating revenues	$2,290.6	$2,104.0	$7,786.9	$7,263.0

Operating expenses
Cost of sales	651.2	608.1	2,597.8	2,344.3
Other operation and maintenance	614.4	605.1	1,840.2	1,809.3
Depreciation and amortization	389.0	373.4	1,153.7	1,102.2
Property and revenue taxes	72.3	67.8	218.7	215.2
Total operating expenses	1,726.9	1,654.4	5,810.4	5,471.0

Operating income	563.7	449.6	1,976.5	1,792.0

Equity in earnings of transmission affiliates	65.8	54.8	187.9	160.3
Other income, net	49.5	23.8	159.2	68.4
Interest expense	241.7	223.6	699.1	667.4
Other expense	(126.4)	(145.0)	(352.0)	(438.7)

Income before income taxes	437.3	304.6	1,624.5	1,353.3
Income tax expense	47.0	34.4	127.1	114.6
Net income	390.3	270.2	1,497.4	1,238.7

Preferred stock dividends of subsidiary	0.3	0.3	0.9	0.9
Net (income) loss attributed to noncontrolling interests	(0.7)	1.4	(3.6)	3.1
Net income attributed to common shareholders	$389.3	$271.3	$1,492.9	$1,240.9

Earnings per share
Basic	$1.19	$0.84	$4.58	$3.87
Diluted	$1.18	$0.83	$4.54	$3.85

Weighted average common shares outstanding
Basic	326.6	323.5	326.0	320.7
Diluted	328.8	325.6	328.7	322.4

Dividends per share of common stock	$0.9525	$0.8925	$2.8575	$2.6775

Exhibit 99.1
WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except share and per share amounts)	September 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$58.8	$27.6
Accounts receivable and unbilled revenues, net of reserves of $139.9 and $148.7, respectively	1,403.8	2,062.7
Materials, supplies, and inventories	865.2	803.4
Prepaid taxes	154.3	178.8
Other prepayments	45.7	92.4
Other	223.3	119.8
Current assets	2,751.1	3,284.7

Long-term assets
Property, plant, and equipment, net of accumulated depreciation and amortization of $13,025.9 and $12,411.5, respectively	40,791.3	38,278.1
Regulatory assets (September 30, 2026 and December 31, 2025 include $60.9 and $67.5, respectively, related to WEPCo Environmental Trust Finance I, LLC)	3,140.7	3,156.3
Equity investment in transmission affiliates	2,497.0	2,280.4
Goodwill	3,052.8	3,052.8
Pension and OPEB assets	1,050.3	1,082.4
Other	614.3	383.6
Long-term assets	51,146.4	48,233.6
Total assets	$53,897.5	$51,518.3

Liabilities and Equity
Current liabilities
Short-term debt	$1,904.3	$1,924.7
Current portion of long-term debt (September 30, 2026 and December 31, 2025 include $9.4 and $9.3, respectively, related to WEPCo Environmental Trust Finance I, LLC)	1,134.5	1,519.4
Accounts payable	1,119.2	1,140.1
Other	1,031.5	1,009.2
Current liabilities	5,189.5	5,593.4

Long-term liabilities
Long-term debt (September 30, 2026 and December 31, 2025 include $62.8 and $67.4, respectively, related to WEPCo Environmental Trust Finance I, LLC)	19,717.2	18,498.1
Finance lease obligations	417.8	372.0
Deferred income taxes	6,341.0	5,891.7
Deferred revenue, net	300.3	314.2
Regulatory liabilities	4,292.2	4,121.3
Intangible liabilities	535.2	580.3
Environmental remediation liabilities	457.9	484.1
Asset retirement obligations	676.0	647.0
Other	960.3	963.4
Long-term liabilities	33,697.9	31,872.1

Commitments and contingencies

Common shareholders' equity
Common stock – $0.01 par value; 650,000,000 shares authorized; 328,992,329 and 325,461,519 shares outstanding, respectively	3.3	3.3
Additional paid in capital	5,523.9	5,124.4
Retained earnings	9,055.6	8,493.5
Accumulated other comprehensive loss	(7.4)	(7.6)
Common shareholders' equity	14,575.4	13,613.6

Preferred stock of subsidiary	30.4	30.4
Noncontrolling interests	404.3	408.8
Total liabilities and equity	$53,897.5	$51,518.3

Exhibit 99.1
WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)	Nine Months Ended
	September 30
(in millions)	2026	2025
Operating activities
Net income	$1,497.4	$1,238.7
Reconciliation to cash provided by operating activities
Depreciation and amortization	1,153.7	1,102.2
Deferred income taxes and ITCs, net	335.7	296.2
AFUDC-Equity	(139.5)	(63.7)
Contributions and payments related to pension and OPEB plans	(10.5)	(10.3)
Equity income in transmission affiliates, net of distributions	(43.6)	(17.5)
Change in –
Accounts receivable and unbilled revenues, net	587.8	368.0
Materials, supplies, and inventories	(61.8)	(29.4)
Prepaid taxes	24.5	89.4
Other current assets	(14.3)	6.1
Accounts payable	(93.1)	(145.3)
Accrued interest	96.5	88.8
Other current liabilities	(25.4)	7.1
Other, net	105.7	24.5
Net cash provided by operating activities	3,413.1	2,954.8

Investing activities
Capital expenditures, including AFUDC-Debt	(3,318.7)	(3,120.0)
Acquisition of Hardin Solar Energy III Center, net of cash acquired of $ – and $0.2, respectively	(3.0)	(406.1)
Capital contributions to transmission affiliates	(173.0)	(142.4)
Payment for option to acquire projects	(170.8)	—
Proceeds from the sale of assets	23.3	5.1
Proceeds from the sale of investments held in rabbi trust	2.9	16.9
Reimbursement for American Transmission Company LLC's transmission infrastructure upgrades	10.4	39.7
Other, net	29.1	36.3
Net cash used in investing activities	(3,599.8)	(3,570.5)

Financing activities
Exercise of stock options	9.9	37.6
Issuance of common stock, net	382.5	746.6
Dividends paid on common stock	(930.8)	(857.4)
Issuance of long-term debt	2,395.6	1,944.6
Retirement of long-term debt	(1,558.5)	(1,285.9)
Change in commercial paper	(21.9)	141.7
Payments for debt issuance costs	(20.8)	(28.9)
Other, net	(9.7)	(7.1)
Net cash provided by financing activities	246.3	691.2

Net change in cash, cash equivalents, and restricted cash	59.6	75.5
Cash, cash equivalents, and restricted cash at beginning of period	70.9	42.2
Cash, cash equivalents, and restricted cash at end of period	$130.5	$117.7